CONSENT OF INDEPENDENT AUDITORS




We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-18303) of our report dated February 23, 1996, with respect to the Statement of Revenues and Certain Expenses of Tower 56 (the Property) for the year ended December 31, 1995, included in the Current Report on Form 8-K Amendment No. 1 dated January 22, 1997, both filed with the Securities and Exchange Commission.





                                                    /s/ Ernst & Young LLP




New York, New York
March 10, 1997